UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2014

First Horizon National Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE	38103
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code - (901) 523-4444

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 8.01. Other Events.

On January 17, 2014 First Horizon National Corporation (“First Horizon”) announced its financial results for the fourth quarter and full year of 2013. Since that date there have been significant developments regarding the loan repurchase process with Federal Home Loan Mortgage Corporation (“Freddie Mac”) as well as developments regarding pending litigation. These developments, along with other adjustments, will cause First Horizon to change its previously-reported consolidated net income available to common shareholders for the year ended December 31, 2013 by an insignificant amount. Specifically, First Horizon will report $23.8 million, or $.10 per common share, in its Annual Report on Form 10-K for the year 2013 which First Horizon expects to file with the Securities and Exchange Commission on the date of this Form 8-K.

The financial impacts of these matters are reflected in the financial statements that will be filed with First Horizon’s Annual Report on Form 10-K. Certain line items in the financial statements have been impacted significantly. In particular, as a result of these developments the mortgage repurchase reserve has been reduced and the pending litigation reserve has been increased, with expenses for the fourth quarter and year impacted correspondingly.

As was disclosed previously by First Horizon, for several years First Horizon has been working with two government-sponsored enterprises (“GSEs”) to resolve requests by the GSEs that First Horizon repurchase mortgage loans sold to the GSEs prior to 2009 based on alleged breaches by First Horizon of representations and warranties made to the GSEs at the time of sale. For most of that period resolutions had occurred based on loan-by-loan review. In fourth quarter 2013 First Horizon entered into a definitive resolution agreement (“DRA”) with one of the GSEs, as discussed in First Horizon’s most recent quarterly report on Form 10-Q. Now First Horizon has entered into a DRA with the other GSE, Freddie Mac.

The new DRA resolves certain legacy selling representation and warranty repurchase obligations to Freddie Mac associated with loans originated from 2000 to 2008 excluding certain loans First Horizon no longer serviced at the time of the DRA. Under the DRA, First Horizon remains responsible for repurchase obligations related to certain excluded defects (such as title defects and violations of Freddie Mac’s Charter Act) and First Horizon continues to have obligations related to mortgage insurance rescissions, cancellations and denials. With respect to loans where there has been a prior bulk sale of servicing, First Horizon is not responsible for mortgage insurance cancellations and denials to the extent attributable to the acts of the current servicer.

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

Furnished as Exhibit 99.1 is a copy of First Horizon’s press release related to certain of the matters discussed above, which is scheduled to be issued February 27, 2014.

The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.” The exhibit speaks as of the date thereof and First Horizon does not assume any obligation to update said information in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished pursuant to Items 2.02 and 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of First Horizon’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Press Release scheduled to be issued February 27, 2014.

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: February 27, 2014	By:	/s/ William C. Losch III
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

The following exhibit is furnished pursuant to Items 2.02 and 7.01, is not to be considered “filed” under the Exchange Act, and shall not be incorporated by reference into any of First Horizon’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit #	Description
99.1	Press Release scheduled to be issued February 27, 2014.
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